Note:  Throughout this document, certain confidential material contained herein has been omitted and has been separately filed with the Commission. Each place where such an omission has been made is marked with an [***]

SUPPLEMENTAL OLED MATERIAL PURCHASE AGREEMENT

THIS SUPPLEMENTAL OLED MATERIAL PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of August 22, 2011(the “Effective Date”), by and between Samsung Mobile Display Co., Ltd. (“SMD”), an entity incorporated under the laws of the Republic of Korea and having a place of business at San #24, Nongseo-Dong, Giheung-Gu, Yongin-City, Gyunggi-Do, 446-711,  Korea, and Universal Display Corporation (“Universal Display”), an entity incorporated under the laws of the Commonwealth of Pennsylvania, U.S.A. and having a place of business at 375 Phillips Boulevard, Ewing, New Jersey 08618, U.S.A.

BACKGROUND

WHEREAS, Universal Display makes and sells certain materials for use in organic light emitting devices;

WHEREAS, SMD desires to purchase these materials from Universal Display on the terms and conditions set forth herein;

WHEREAS, Universal Display and SMD have on the date hereof entered into an OLED PATENT LICENSE AGREEMENT (the “Main Agreement”) to which this Agreement is a supplement; and

WHEREAS, terms not defined herein shall have the meanings ascribed to them in the Main Agreement.

NOW, THEREFORE, intending to be legally bound, SMD and Universal Display agree as follows:

AGREEMENT

Article 1 Purchase of Commercial Materials

1.1 SMD Purchase of New Phosphorescent Materials.  When SMD or any of its Permitted Sublicensees (i) [***] red and/or green Phosphorescent Material other than Phosphorescent Material being supplied by Universal Display as of the Effective Date (“New Phosphorescent Material”), SMD may at its sole discretion request Universal Display to supply SMD or the Permitted Sublicensee with such New Phosphorescent Material(s).  Upon such request, which shall be no more frequent than twice a year, the parties shall follow the following procedure:

1.1.1 Both parties shall determine [***].  The parties shall complete such determination within thirty (30) days of such request and share the results.

1.1.2 If [***], Universal Display shall supply such New Phosphorescent Material to SMD in mutually agreeable quantities.

1.1.3 If [***], both SMD and Universal Display shall [***].  Upon [***], Universal Display shall supply such New Phosphorescent Material to SMD in mutually agreeable quantities.

If Universal Display agrees to supply such New Phosphorescent Material(s) to SMD or its Permitted Sublicensee, such Phosphorescent Material(s) shall be supplied by Universal Display under a separate written agreement to be mutually agreed upon in good faith by the Procurement Department of SMD or the Permitted Sublicensee and the Sales Department of Universal Display (“Purchase Agreement”), provided however [***] Phosphorescent Material already being or agreed to be supplied by Universal Display for manufacture of Licensed Product (“Existing Phosphorescent Material”).  For clarity, Existing Phosphorescent Material includes, without limitation, [***].  For avoidance of doubt, all purchases by SMD or its Permitted Sublicensee of such New Phosphorescent Material from Universal Display shall count towards and shall be credited against the minimum purchase amount set forth in Section 2.2 herein.  For clarification, any New Phosphorescent Material becomes Existing Phosphorescent Material once Universal Display starts supplying such New Phosphorescent Material to SMD for manufacturing of Licensed Product(s).

1.2 Supply of Existing Phosphorescent Materials. Universal Display shall continue to supply Existing Phosphorescent Material(s) in the same quality and quantity required by SMD consistent with SMD’s forecasts provided to Universal Display.  Universal Display acknowledge that any unilateral discontinuation of the supply of the Existing Phosphorescent Material to SMD may cause a harm to SMD that may not be compensable in monetary damages in so far as SMD’s manufacturing of the Licensed Products may be disrupted.

1.3 Reservation of Rights.  Nothing herein shall be construed as a license by Universal Display, express or implied, for SMD, any Permitted Sublicensee or any third party to manufacture and/or sell to SMD, such Permitted Sublicensee or any other person or entity any Phosphorescent Material or other OLED material covered by the Universal Display Patents or in which Universal Display otherwise has a proprietary interest.  Universal Display acknowledges that it is responsible in its discretion for enforcing the Universal Display Patents and its other proprietary rights against other suppliers endeavoring to make or sell any such material without appropriate license rights from Universal Display, and that neither SMD nor its Permitted Sublicensees is responsible for such enforcement.  Nevertheless, SMD shall refrain from, and shall cause its Permitted Sublicensees to refrain from, encouraging other suppliers to make or develop Phosphorescent Material with the knowledge that the manufacture or development of such material shall use or need to use any Universal Display intellectual property right

1.4 [***]

Article 2 Material Purchase Commitments

2.1 UDC Development and Supply Commitment.  During the term of this Agreement, Universal Display shall work diligently to develop and supply the best possible red and green Phosphorescent Materials to SMD and its Permitted Sublicensees for the manufacture of Licensed Products.  The Parties shall cooperate to regularly discuss SMD’s requirements for Phosphorescent Materials, including performance characteristics, anticipated volume needs, pricing and other relevant requirements.  Universal Display will in good faith consider SMD’s requirements in planning and prioritizing its development of new Phosphorescent Materials.

2.2 SMD Purchase Commitment.  During the term of this Agreement, SMD and/or its Permitted Sublicensees shall purchase from Universal Display a minimum quantity of Phosphorescent Materials (red, green and, if separately agreed by the parties, blue) for the manufacture of Licensed Products, as set forth in greater detail in Exhibit A attached hereto.  Except as may otherwise be specified in Exhibit A hereto, this minimum purchase commitment shall be irrevocable and unconditional, provided however that (1) in the event SMD has purchased all of its needs in Phosphorescent Material from Universal Display and from no other supplier other than Universal Display throughout the term of this Agreement, SMD shall be deemed to have fulfilled its obligation under this Section 2.2, and that (2) in the event that Universal Display is unable for any reason not due to SMD’s fault, [***], to supply Phosphorescent Material to SMD in sufficient quantity, consistent with SMD’s reasonable forecasts, to allow SMD to fulfill its minimum purchase commitment hereunder, SMD shall be relieved from the minimum purchase commitment to the extent of such inability.

2.3 Indirect Purchase of Material.  In the event the parties agree that Phosphorescent Material is to be supplied [***], the parties agree that (1) Universal Display’s obligation to supply such Phosphorescent Material under this Agreement is fulfilled and met; and (2) such purchase shall count towards the minimum purchase commitment by SMD under this Agreement to the extent of the purchase payment actually received by Universal Display.

Article 3 Indemnification

3.1 Good Faith Negotiation Obligation.  Universal Display acknowledges and agrees that, with respect to the Phosphorescent Material supplied by Universal Display to SMD under the Purchase Agreement, Universal Display shall have an obligation to indemnify SMD and its Permitted Sublicensees as set forth in the Purchase Agreement.  The terms and the extent of such indemnification obligation shall be negotiated in good faith by the parties.  The parties shall begin such negotiation within sixty (60) days from the execution of this Agreement.  Subject to further negotiation by the parties, such indemnification obligation shall be as set forth below.

3.1.1 Universal Display shall defend and/or settle any third-party claim or action brought against SMD, its Permitted Sublicensees, their Affiliates, and/or their respective officers, directors, employees, agents, representatives and customers (each, a “SMD Indemnified Person”), to the extent such claim or action concerns a Universal Display-supplied Phosphorescent Material infringing or allegedly infringing the patent rights of any third party (“Third-Party Claimant”), but excluding any such claim or action where (A) the infringement or alleged infringement would not have occurred but for SMD’s or its Permitted Sublicensee’s combination of such Universal Display-supplied Phosphorescent Material with materials, elements or features that are not [***]; (B) SMD or its Permitted Sublicensees knew of the infringement or alleged infringement (but only from the date such knowledge is obtained), unless [***]; or (C) the infringement or alleged infringement is based on products sold by SMD or its Permitted Sublicensees, directly or indirectly, to the Third-Party Claimant or its Affiliates, but only to the extent of such products sold to the Third-Party Claimant or its Affiliates.

3.1.2 In addition, Universal Display shall indemnify and hold harmless SMD and the SMD Indemnified Persons from and against any damages and/or settlement amounts payable by any of them to third parties in connection with any such claim or action, provided that Universal Display shall have the option to control the defense of, and to settle, the claim or action.  Any settlement of such claim or action by SMD is subject to Universal Display’s prior approval.

3.1.3 With respect to any claim or action subject to indemnification hereunder, SMD shall promptly notify Universal Display in writing, specifying the nature of the claim or action and, to the extent known, the total monetary amount and/or other relief being sought by the Third-Party Claimant.  SMD and any affected SMD Indemnified Persons (1) shall reasonably cooperate with Universal Display, at Universal Display’s expense, in connection with the defense and/or settlement of the claim or action; and (2) shall have the right to employ separate counsel to provide input into the defense and/or settlement of the claim or action, at their own cost.

3.1.4 Notwithstanding the foregoing, Universal Display’s total liability with respect to any and all claims or actions subject to indemnification hereunder shall not exceed the greater of (a) one hundred percent (100%) of the purchase price paid by SMD during the Term for the Universal Display-supplied Phosphorescent Material(s) giving rise to such claims or actions; or (b) [***] Dollars [***].

Article 4 Miscellaneous

4.1 Term.  The term of this Agreement run for the same length as the Term of the Main Agreement.  For avoidance of doubt, in the event the Main Agreement is terminated, this Agreement shall terminate at the same time such termination of the Main Agreement occurs.

4.2 Cross-Default.  Any breach under this Agreement shall constitute a breach under the Main Agreement and shall be subject to the applicable cure period set forth therein.

4.3 Survival.  The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement: (a) Sections 1.2 and 4.4; (b) any unfulfilled payment obligations of SMD to the extent not excused due to Universal Display’s breach; and (c) any other provisions necessary to interpret the respective rights and obligations of the parties hereunder.

4.4 Incorporation by Reference.  The provisions of Articles 5, 6, 7 and 9 of the Main Agreement are incorporated herein by reference.

4.5 Acknowledgment.  Notwithstanding Sections 9.9 and 9.10 of the Main Agreement, both parties acknowledge and agree that the financial terms of this Agreement were determined through arm’s length negotiations between the parties, and that such terms are part of an overall financial arrangement between the parties that is encompassed within this Agreement and the Main Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives:

Samsung Mobile Display Co., Ltd.	Universal Display Corporation

By: /s/ Soo In Cho	By: /s/ Steven V. Abramson
Name: S.I. Cho	Name: Steven V. Abramson
Title: President/C.E.O.	Title: President and CEO
Date: Aug. 22, 2011	Date: August 22, 2011

Exhibit A

Minimum Material Purchase Commitment

SMD or its Permitted Sublicensees shall purchase a minimum of [***] Dollars [***] of Phosphorescent Materials (red, green and, if separately agreed by the parties, blue) in the aggregate during the Term from Universal Display for the manufacture of Licensed Products. SMD shall purchase in each year during the Term the annual minimum purchase amount as follows:

Year	Annual Minimum Purchase Amount
2011	[***]
2012	[***]
2013	[***]
2014	[***]
2015	[***]
2016	[***]
2017

In the event, the amount of the aggregate minimum purchase commitment is reached in a given year, the annual minimum purchase amount in the subsequent year(s) shall no longer apply and SMD shall be deemed to have fulfilled its aggregate minimum purchase commitment obligation. For each year, in the event SMD has purchased all of its needs in Phosphorescent Material from Universal Display and from no other supplier other than Universal Display during such year, SMD shall be deemed to have fulfilled its annual minimum purchase obligation for that year.

SMD’s and its Permitted Sublicensees’ actual purchases of solution or non-solution Phosphorescent Materials (red, green and, if separately agreed by the parties, blue) for the manufacture of Licensed Products shall be credited against the aggregate minimum purchase amount.  The date of crediting shall be the date of product shipment by Universal Display, or the date of payment by SMD or its Permitted Sublicensee, whichever occurs earlier.

Notwithstanding the foregoing, the amount of the annual minimum purchase commitment for 2011 and the aggregate minimum purchase commitment shall be reduced by an amount equivalent to the amounts actually paid to Universal Display for Phosphorescent Materials sold to SMD in 2011, prior to the Effective Date, for the manufacture of Licensed Products.

The pricing charged to SMD or its Permitted Sublicensees for red and green non-solution process Phosphorescent Materials for the manufacture of Licensed Products shall be set forth in the Purchase Agreement, provided however [***].

[***]

Notwithstanding the foregoing, [***].

Within thirty (30) days following the end of each calendar year, SMD shall notify in writing to Universal Display as to whether any red and/or green Phosphorescent Materials for the manufacture of Licensed Products were purchased by SMD and/or its Permitted Sublicensees from sources other than Universal Display.

Notwithstanding the foregoing, in the event of any termination of this Agreement, [***].